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                                  FORM 8-A/A
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934

                            PS Business Parks, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


             California                                   95-4300881
        ------------------                              --------------
(State of incorporation or organization)       (IRS Employer Identification No.)

701 Western Avenue, Glendale, California                  91201-2397
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(Address of Principal Executive Offices)                  (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:

                                   333-78627
                                ---------------
                                (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class                     Name of each exchange on which
         to be registered                       each class is to be registered
         ----------------                       ------------------------------

Depositary Shares Each Representing              American Stock Exchange, Inc.
1/1,000 of a Share of 8.750% Cumulative
Preferred Stock, Series F, par value $.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                               ----------------
                               (Title of class)

ITEM 1.  Description of Registrant's Securities to be Registered.
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    A description of the Depositary Shares Each Representing 1/1,000 of a Share
of 8.750% Cumulative Preferred Stock, Series F, par value $.01 per share, of PS Business Parks, Inc. is included on the cover page and under the section entitled "Description of Preferred Stock and Depositary Shares" beginning on page S-6 of the prospectus supplement dated January 18, 2002 to prospectus dated June 2, 1999 (relating to Registrant's Registration Statement on Form S-3 (No. 333-78627), as amended) that was filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the "Prospectus Supplement"), which Prospectus Supplement is incorporated herein by reference.

ITEM 2.  Exhibits.
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     The following exhibits are being filed with the copies of this Form 8-A/A
Registration Statement filed with the American Stock Exchange, Inc. and the Securities and Exchange Commission:

     1.  Deposit Agreement.
     2.  Certificate of Determination.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         PS BUSINESS PARKS, INC.

                                         By:  /s/ David Goldberg
                                              --------------------------------
                                              Name:   David Goldberg
                                              Title:  Vice President

                                         Date:  January 22, 2002


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